Exhibit 2

Genocea Biosciences, Inc.
Public Offering of Common Stock

October 21, 2013

Citigroup Global Markets Inc.
Cowen and Company, LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Genocea Biosciences, Inc., a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. (“Citigroup”) and Cowen and Company, LLC (“Cowen”, and together with Citigroup, the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement, other than (i) shares of Common Stock disposed of as bona fide gifts where each recipient of a gift of shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer; (ii) exercise of options to purchase shares or Common Stock or the receipt of shares of Common Stock upon the vesting of restricted stock awards disclosed in the Prospectus or any related transfer of shares of Common Stock to the Company (x) deemed to occur upon the cashless exercise of such options or (y) for the purpose of paying the exercise price of such options or for paying taxes due as a result of the exercise of such options or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise or transfer will remain subject to the restrictions of this agreement during the 180-day period referred to above; (iii) transfers of common stock to any affiliate (as such term is defined in Rule

1

405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members of stockholders of the undersigned, or if the undersigned is a corporation to any wholly-owned subsidiary of such corporation, provided that in each case (x) the recipient agrees to be bound in writing by the same restrictions set forth herein, (y) no filing under Section 13 or Section16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required during the 180-day period referred to above, and (z) no filing under Section 13 or Section 16(a) of the Exchange Act shall be voluntarily made by the undersigned or the transferee during the 180-day period referred to above; and (iv) the establishment of a trading plan pursuant to Rule 10b-5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the restricted period specified in this letter and no filing or other public announcement shall be required during the 180-day period referred to above. The foregoing restrictions shall not apply to transactions relating to shares of Common Stock acquired by the undersigned in the Offering or in open market transactions subsequent to the closing of the Offering, provided that (i) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required and (ii) no filing under Section 13 or Section 16(a) of the Exchange Act shall be voluntarily made by the undersigned, in the case of both clauses (i) and (ii), during the 180-day period referred to above. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that the Representatives release, in full or in part, any officer, director or equity holder of the Company (a “Stockholder”) from the restrictions of any lock-up agreement signed by such Stockholder with the Underwriters (a “Triggering Release”), then the undersigned shall be released in the same manner from the restrictions of this Agreement (i.e., in an amount equal to the same percentage of the shares of Common Stock being released in the Triggering Release relative to the undersigned’s ownership of Common Stock at the time of the request of the Triggering Release); provided that (i) in order to request a Triggering Release, the Stockholder requesting the Triggering Release must make a request in writing to the Company setting forth the number of shares of Common Stock to be released; (ii) the Company must notify the other Stockholders of the requested Triggering Release within three business days; (iii) any other Stockholder that intends to request a release of a pro rata portion of the shares of Common Stock held by them (the “Pro Rata Stockholders”) must (x) make such a request in writing to the Company and (y) certify in writing to the Underwriters and the Company the total number of shares of Common Stock held by such Pro Rata Stockholder; (iv) the Company must (x) make a request in writing to the Representatives setting forth for the Stockholder requesting the Triggering Release and for each Pro Rata Stockholder the number of shares of Common Stock for which each such Stockholder is requesting a release and (y) provide to the Representatives the total number of shares of common stock of the Company outstanding as of the date of the request of such Triggering Release and certify in writing to the Underwriters that such number is true and accurate. If the Company fails to notify the undersigned within three business days of the request of the Triggering Release, the

2

failure to give such notice shall not give rise to any claim or liability against the Representatives or the Underwriters.

Notwithstanding the foregoing, (i) no release by the Representatives of any shares of Common Stock due to financial hardship will constitute a Triggering Release if the aggregate of such releases granted to any individual Stockholder requesting a release does not exceed $50,000 worth of shares of Common Stock during the Lock-Up Period (such value to be calculated using the closing or last reported sale price of the Common Stock on the day of each such release) (for the avoidance of doubt, each individual affiliate of the undersigned that is a party to a separate lock-up agreement with the Underwriters shall be treated as a separate Stockholder); (ii) if the release, in full or in part, of any shares of Common Stock from the restrictions of its lock-up agreement is in connection with a follow-on offering of common stock (the “Follow-On Offering”), then the shares of Common Stock held by the undersigned shall be released only if the undersigned enters into a new lock-up agreement with the underwriters with respect to the shares of Common Stock that are not being released, upon terms and conditions reasonably satisfactory to the Underwriters but with restrictions that will be no more restrictive than those set forth herein and only to the extent that the undersigned agrees to participate as a selling stockholder in the Follow-On Offering and to sell any of the shares of Common Stock released from the restrictions of this agreement in such Follow-On Offering; and (iii) the Representatives shall not release, in full or in part, any Stockholder from the restrictions of any lock-up agreement signed by such Stockholder with the Underwriters unless such Stockholder shall have first made a request pursuant to the clause (i) of the preceding paragraph.

This agreement shall automatically terminate upon the earliest to occur, if any, of (i) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date of termination of the Underwriting Agreement if prior to the closing of the Offering, or (iii) September 30, 2014 if the Offering has not been completed by such date.

[Remainder of page intentionally left blank]

3

Yours very truly,

S.R. ONE, LIMITED

By: /s/ Brian Gallagher

Name: Brian Gallagher

Title: Vice President & Partner

Address: 161 Washington Street

Suite 500

Conshohocken, PA 19428